Exhibit 99.1

Rigetti Computing Appoints Thomas J. Iannotti as Chairman of the Board of Directors

Berkeley, CA, October 31, 2023 (Globe Newswire) — Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced that it has appointed Thomas J. Iannotti as Chairman of the Board of Directors, effective immediately. Mr. Iannotti succeeds Cathy McCarthy in the role of Chair, with Ms. McCarthy continuing to serve as a member of the Board of Directors.

Mr. Iannotti currently serves as Chairman of the Board of Directors at Applied Materials, Inc., a role which he has held since 2017.

Mr. Iannotti joins Rigetti with extensive leadership experience in the technology and computing industries, most recently serving as Senior Vice President and General Manager, Enterprise Services, for Hewlett-Packard Company, a technology solutions provider to consumers, businesses and institutions globally. Prior to that role, Mr. Iannotti held various executive positions at Hewlett-Packard, including Senior Vice President and Managing Director, Enterprise Business Group, Americas. He also worked at Digital Equipment Corporation, a vendor of computer systems and software, and at Compaq Computer Corporation, a supplier of personal computing systems, following its acquisition of Digital Equipment Corporation.

“We are privileged to have Tom’s impressive technology sector and governance experience at Rigetti. We believe his vast background at some of the leading global computer companies will be an asset to Rigetti, and we look forward to his contributions to the Company and our board,” says Dr. Subodh Kulkarni, Rigetti CEO.

“Quantum computing has great promise to help tackle the world’s most challenging problems. I am thrilled to join Rigetti’s Board of Directors as Chairman, and to support the Company as it continues to advance superconducting quantum computing. From the Company’s preeminent fabrication capabilities to its in-house quantum software and algorithm expertise, Rigetti is at the forefront of the field and I am excited to see the team achieve success and drive the technology forward,” says Mr. Iannotti.

“I’d like to thank Cathy for her valuable contributions to our board during her time as chairperson. We are fortunate to benefit from Cathy’s executive leadership experience, and look forward to continuing to work alongside her as we pursue our mission of building the world’s most powerful computers to help solve humanity’s most important and pressing problems,” says Dr. Kulkarni.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides high performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at www.rigetti.com.

Media Contact:

press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including but not limited to, expectations with respect to the Company’s business and operations, including the Company’s Board of Directors and Mr. Iannotti’s contributions, and Rigetti’s mission, including with respect to its success in driving technology forward. Forward-looking statements generally relate to future events and can be identified by terminology such as “commit,” “may,” “should,” “could,” “might,” “plan,” “possible,” “intend,” “strive,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “outlook,” “anticipate,” “assume,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the ability of Rigetti to complete ongoing negotiations with government contractors successfully and in a timely manner; the potential of quantum computing; the ability of Rigetti to obtain government contracts and the availability of government funding; the ability of Rigetti to expand its QCS business; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others; the ability to continue to meet stock exchange listing standards; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; disruptions in banking systems, increased costs, international trade relations, political turmoil, natural catastrophes, warfare (such as the ongoing military conflict between Russia and Ukraine and related sanctions and the state of war between Israel and Hamas and related threat of a larger regional conflict), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, the Company’s future filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.